Exhibit 21.1

DIRECT SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY	STATE/JURISDICTION OF INCORPORATION/ ORGANIZATION	NAME UNDER WHICH BUSINESS IS CONDUCTED	PERCENTAGE INTEREST OWNED
MGV Energy Inc.	Canada	MGV Energy Inc.	100
Mercury Michigan Inc.	Michigan	Mercury Michigan Inc.	100
Beaver Creek Pipelines, L.L.C.	Michigan	Beaver Creek Pipeline, L.L.C.	50*
Terra Energy Ltd.	Michigan	Terra Energy Ltd.	100
GTG Pipeline Corporation	Virginia	GTG Pipeline Corporation	100
Cowtown Pipeline Funding, Inc.	Delaware	Cowtown Pipeline Funding, Inc.	100
Cowtown Pipeline Management, Inc.	Texas	Cowtown Pipeline Management, Inc.	100

INDIRECT SUBSIDIARIES OF THE REGISTRANT

1.	Direct Subsidiaries of Terra Energy Ltd.

NAME OF SUBSIDIARY	STATE/JURISDICTION OF INCORPORATION/ ORGANIZATION	NAME UNDER WHICH BUSINESS IS CONDUCTED	PERCENTAGE INTEREST OWNED
Terra Pipeline Company	Michigan	Terra Pipeline Company	100

2.	Direct Subsidiaries of Mercury Michigan, Inc.

NAME OF SUBSIDIARY	STATE/JURISDICTION OF INCORPORATION/ ORGANIZATION	NAME UNDER WHICH BUSINESS IS CONDUCTED	PERCENTAGE INTEREST OWNED
Beaver Creek Pipeline, L.L.C.	Michigan	Beaver Creek Pipeline, L.L.C.	50*

*	100% of this entity is owned by the registrant, 50% directly and 50% indirectly through Mercury Michigan, Inc.

3.	Direct Subsidiaries of Cowtown Pipeline Funding, Inc.

NAME OF SUBSIDIARY	STATE/JURISDICTION OF INCORPORATION/ ORGANIZATION	NAME UNDER WHICH BUSINESS IS CONDUCTED	PERCENTAGE INTEREST OWNED
Cowtown Pipeline, LP	Texas	Cowtown Pipeline, LP	99+

4.	Direct Subsidiaries of Cowtown Pipeline Management, Inc.

NAME OF SUBSIDIARY	STATE/JURISDICTION OF INCORPORATION/ ORGANIZATION	NAME UNDER WHICH BUSINESS IS CONDUCTED	PERCENTAGE INTEREST OWNED
Cowtown Pipeline, LP	Texas	Cowtown Pipeline, LP	1+

+	100% of this entity is owned by the registrant, 99% indirectly through Cowtown Pipeline Funding, Inc and 1% indirectly through Cowtown Pipeline Management, Inc.